 10.2          Form of Convertible Note
CONVERTIBLE PROMISSORY NOTE
$______________	July __, 2010

FOR VALUE RECEIVED, the undersigned, CDSS Wind Down Inc., a Delaware corporation ("CDSS"), promises to pay to the order of __________ ("Payee"), at such place as Payee may designate in writing, in lawful money of the United States of America, the principal sum of _____________________ Dollars ($__________) on the terms and conditions hereinafter set forth.  This Note shall not bear interest and shall mature on _________, 2011 unless converted (the "Payment Date"), at which time all outstanding principal shall be due and payable.

Events of Default.  The entire unpaid principal balance of this Note shall immediately become due and payable, at the option of Payee, upon (i) the failure by CDSS to pay any installment of principal and interest hereof as and when the same becomes due and payable in accordance with the terms hereof or (ii) the failure of CDSS to obtain stockholder approval for the proposed reverse stock split or share increase contemplated by the information statement filed with the Securities and Exchange Commission or otherwise deliver the shares of common stock issuable upon conversion of this Note on or before the thirtieth day following consummation or termination of the Merger Agreement (as amended) between CDSS, CDSS Merger Corp., and Green Energy Management Services Inc. (the "Event of Default"). In the event an Event of Default shall occur, Payee may proceed to protect and enforce its rights either by suit in equity and/or by action at law, by other appropriate proceedings. No delay on the part of Payee in the exercise of any power or right under this Note, or under any other instrument executed pursuant thereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right preclude further exercise thereof.

Conversion. Payee is entitled, at its option, at any time prior to the Payment Date, to convert all or a portion of the outstanding principal and accrued interest under this Note into shares of the Company's post – one for three reverse split common stock at five cents per share, based on a post-reverse split basis (the "Conversion Shares"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of Conversion Shares issuable shall be rounded to the nearest whole share. Upon the surrender of this Note accompanied by a conversion request, CDSS shall issue and deliver to Payee that number of Conversion Shares as shall be determined in accordance herewith, subject to the payment of at least the par value of the Conversion Shares to the extent legally required.  If CDSS at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of common stock into a greater number of shares, the number of Conversion Shares into which this Note is convertible immediately prior to such subdivision will be proportionately increased, and if CDSS at any time combines (by reverse stock split or otherwise) its outstanding shares of common stock into a smaller number of shares, the number of Conversion Shares into which this Note is convertible immediately prior to such combination will be proportionately decreased.  CDSS and the Payee understand and acknowledge that CDSS does not have a sufficient number of shares of common stock available to permit the conversion of this Note at this time.  CDSS agrees to use its commercially reasonable best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of this Note.  In addition, CDSS can force conversion of the Note at any time.

Grant of Security Interest.  CDSS hereby grants to Payee a continuing security interest in all presently existing and hereafter acquired or arising Collateral (as defined below) to secure prompt repayment of any and all obligations under this Note and in order to secure prompt performance by CDSS of each and all of its covenants and duties under this Note.  Payee’s security interest in the Collateral shall attach to all Collateral without further act on the part of CDSS or Payee.  “Collateral” means all of the assets of CDSS, and all proceeds and products, whether tangible or intangible, of the foregoing, and any and all tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.  Steven B. Solomon, as holder of certain secured indebtedness of CDSS (the “Subordinated Liabilities”), hereby agrees that the Subordinated Liabilities are and shall be subordinate in right of payment to the prior payment in full of the Note.  The subordination of payment in favor of the Payee herein shall not be deemed to subordinate the rights of payment of the holder of the Subordinated Liabilities to the rights of payment of any other person or entity.

Costs of Collection.  It is hereby specially agreed that if this Note is placed into the hands of an attorney for collection, or if proved, established, or collected in any court, CDSS agrees to pay to Payee an amount equal to all expenses incurred in enforcing or collecting this Note, including court costs and reasonable attorneys' fees.

Waiver of Rights.  Except for the notice expressly provided herein, the undersigned and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, protest, notice of protest, and without further notice hereby consent to renewals, extensions, or partial payments either before or after maturity.

Usury Limitation.  All agreements between CDSS and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Payee hereof for the use, forbearance, or detention of the money advanced to CDSS, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable federal or state law.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Payee shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest or, if such excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to CDSS.  All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.  The terms and provisions of this paragraph shall control every other provision of all agreements between CDSS and Payee.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

CDSS Wind Down Inc.

By:
Name:
Title:

PAYEE:

By:
Name:
Title:

Steven B. Solomon

Steven B. Solomon